UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 21, 2011

Sagebrush Gold Ltd.
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Terrace Way Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 930-6338

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Private Placement

On December 1, 2011, November 29, 2011 and November 21, 2011, the Company sold an aggregate of 3,675,000 units (the “Units”) with gross proceeds to the Company of $1,470,000. On November 29, 2011, the holder of the Company’s 6% promissory note (the “Note”), converted $611,750 principal balance of the Note into an aggregate of 1,529,375 of Units.

The Company paid placement agent fees of $87,400 cash and 37,500 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to broker-dealers in connection with the sale of the Units.

Each Unit was sold for a purchase price of $0.40 per Unit and consists of: (i) one share of Common Stock and (ii) a two-year warrant to purchase fifty (50%) percent of the number of shares of Common Stock purchased at an exercise price of $0.60 per share, subject to adjustment upon the occurrence of certain events. The Warrants may be exercised at any time on a cashless basis at 100% of the closing price for the Common Stock on the business day immediately prior to the date of exercise.

The Company has agreed to file a “resale” registration statement with the SEC covering all shares of Common Stock and shares of Common Stock underlying the Warrants (including as issued to placement agents) within 60 days of the final closing date of the sale of any Units (the “Filing Date”) and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days of the final closing on the sale of Units (the “Effectiveness Date”). The Company is obligated to pay to Investors a fee of one (1%) per month in cash for every thirty day period up to a maximum of six (6%) percent, (i) that the registration statement has not been filed after the Filing Date, and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of Common Stock permissible upon consultation with the staff of the SEC.

The Units were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 8.01 Other Events.

Briggs Settlement Agreement

On December 1, 2011, the Company entered into a settlement agreement with Shannon Briggs pursuant to which Mr. Briggs and the Company agreed to settle all claims and exchange releases. Under the terms of the settlement the Company agreed to: (i) the termination of that certain Lockup Agreement dated as of July 22, 2010 permitting sale of 400,000 shares of the Company’s common stock which were transferred by Mr. Briggs in a privately negotiated transaction; (ii) payment to Mr. Briggs of $37,500; and (iii) assignment of the Company’s right to certain proceeds from future boxing matches. The parties agreed to the discontinuation of all legal proceedings and dismissal of the arbitration commenced by Mr. Briggs.

Cancellation of Certain Shares and Options

On November 18, 2011, the Company received an acknowledgment letter pursuant to which the beneficial owner of 500,000 shares of the Common Stock and a stock option agreement to purchase 600,000 shares of the Company’s common stock agreed, regardless of vesting, to cancel 450,000 shares of Common Stock and to the termination of the option.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description
10.1 10.2 10.3	Form of Subscription Agreement Form of Warrant Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2011

Sagebrush Gold Ltd.

By:	/s/ David Rector
David Rector
President